UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 5, 2006

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603
(Registrant’s telephone number, including area code)

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Stock Incentive Plan

On May 5, 2006, the stockholders of Western approved the First Amendment to the Western Gas Resources, Inc. 2005 Stock Incentive Plan which had previously been approved by the Board in March 2006. On May 5, 2006, the Board granted 1,000 shares of restricted stock pursuant to the amended Stock Incentive Plan to each of Western’s non-employee directors.

The First Amendment to the 2005 Stock Incentive Plan is described in Western’s definitive proxy statement for its 2006 annual meeting of stockholders. A copy of that description is attached as Exhibit 10.1 and incorporated herein by this reference.

Item 8.01.  Other Events.

On May 5, 2006, the Board reorganized the composition of the committees of the Board, as follows:

Audit Committee	Compensation Committee
John E. Brewster, Jr.	John E. Brewster, Jr.
Thomas M Hamilton	Thomas M Hamilton
Dean Phillips	Dean Phillips
Bill M. Sanderson	Bill M. Sanderson
Joseph E. Reid	James A. Senty

Nominating & Corporate
Governance Committee	Executive Committee
John E. Brewster, Jr.	Thomas M Hamilton
Dean Phillips	Joseph E. Reid
Joseph E. Reid	Bill M. Sanderson
James A. Senty	James A. Senty
Walter L. Stonehocker	Brion G. Wise

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC. (Registrant)

Date: May 10, 2006	By:	/s/ William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Description of First Amendment to the 2005 Stock Incentive Plan from proxy statement for the 2006 annual meeting of stockholders (pages 4-8).